Exhibit 10.60

BIOMARIN PHARMACEUTICAL INC.

2014 Inducement Plan (the “Plan”)

STOCK OPTIONS AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Options Agreement.

I.	NOTICE OF STOCK OPTION GRANT

You have been granted an Option to purchase Shares of the Company (the “Option Shares”), subject to the terms and conditions of the Plan and this Stock Options Agreement, as follows:

Grant Number:
Grant Date:
Exercise Price per Share:
Total Number of Shares Granted:
Type of Option:
Term/Expiration Date:	See below.

Vesting Schedule:

Subject to accelerated vesting as set forth in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule, conditioned on your Continuous Service to the Company on such dates:

6/48ths of the Option Shares shall vest upon your completion of six months of Continuous Service following the Grant Date (the “Initial Vesting Date”).

1/48 of the Option Shares shall vest upon your completion of each additional month of Continuous Service following the Initial Vesting Date.

The Option expires 10 years after the Grant Date, subject to earlier termination as set forth in the Plan.

1

BMRN/36814.v2